Exhibit 1.01

Quantum Corporation

Conflict Minerals Report

Introduction

This is the conflict minerals report for Quantum Corporation (“Quantum”, “we” or “us”) for the calendar year 2015 in accordance with Rule 13p-1 under the Securities Exchange Act (“Rule 13p-1”).

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing, transforming and preserving digital assets over the entire data lifecycle. Our customers, ranging from small businesses to major enterprises, have trusted us to address their most demanding content workflow challenges. We provide solutions for storing and protecting information in physical, virtual and cloud environments that are designed to help customers Be Certain™ they have an end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, offering indefinite retention and reducing total cost and complexity. Quantum’s primary hardware products include Scalar® automated tape libraries and DXi® deduplication disk system. A more complete description of our products is included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Quantum hardware products require components that contain tin, tungsten, tantalum and/or gold (“3TG”) minerals. Accordingly, pursuant to Rule 13p-1, we conducted a reasonable country of origin inquiry (“RCOI”). Based on our RCOI (described in the Form SD), Quantum determined that 3TG minerals present in certain of its products may have originated in the Democratic Republic of the Congo and adjoining countries (the “Covered Countries”) and were not from scrap or recycled sources. Therefore, in accordance with Rule 13p-1, Quantum proceeded to engage in due diligence to determine the sources and chain of custody of its 3TG minerals as further described in this report.

Company Management Systems

Policy for Conflict Minerals

We have established and committed to a company statement that explains the importance of the conflict minerals issue and our responsibility for addressing conflict minerals in our supply chain. A copy of our Conflict Minerals Policy is contained in our Environmental Responsibility Report and can be viewed on our company’s website at http://www.quantum.com, where the document may be found under “Legal” on the home page, selecting “Ethics & Compliance” and then clicking on our Environmental Report under “Environmental Responsibility.” In addition, Quantum requires compliance contractually in our Purchase Order Terms and Conditions.

Internal Management

Our internal Conflict Minerals team is led by the Environmental Responsibility Manager who implements our Conflict Minerals Sourcing Policy. Quantum’s Product Management team provides approved supplier lists and contact information. Regular reviews of these efforts are communicated to senior management.

Control systems

As we do not have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in our industry, and take advantage of third party industry resources including the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI) efforts. Quantum is an active member of the CFSI. Our CFSI membership number is 2391.

The Company’s controls with regard to conflict minerals include, but are not limited to, our Code of Conduct (The High Road) which outlines expected behaviors for all Quantum employees, our Supplier Code of Conduct which sets forth our expectations for our suppliers, including that they comply with the Electronics Industry Code of Conduct, our Conflict Minerals Policy and our internal Environmental Requirements Specification which is made available to all our suppliers. These documents detail supplier requirements with respect to, among other things, compliance with our expectations regarding conflict minerals.

Grievance Mechanism

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Quantum’s policies, including reports to our ethics committee and our third party hotline. Information about these mechanisms is available in our Code of Conduct which is posted on the investor relations section of our website.

Maintain records

We have adopted a policy to retain documentation relevant to our conflict minerals due diligence and reporting.

Identification and Assessment of Risks in Our Supply Chain

We participate in the following industry-wide initiatives to evaluate and disclose upstream actors in the supply chain: EICC-GeSI and the CFSI. As part of our risk assessment plan and to ensure suppliers understand our expectations, we provide feedback to several of our suppliers regarding reporting that we believe is incomplete or inaccurate.

Quantum requests our suppliers to complete the EICC GeSI conflict minerals reporting template (“CMRT”). We have determined that this process represents the most reasonable effort to determine the mines or locations of origin of the 3TG in our supply chain.

Risk is assessed by reviewing information contained in the declaration tab of each supplier’s CMRT and by comparing the data contained in each supplier’s Smelter List against the CFSI Smelter and Refiner list. Quantum utilizes Green Status Pro, a third party resource for data analysis and subsequent Aggregated Declaration and Consolidated Smelter reports. These summary reports help identify risks that need to be addressed.

Due Diligence

We designed our due diligence framework to conform with the internationally recognized due diligence framework provided by The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser. Below we describe our due diligence processes with respect to Steps 3 and 4 of the OECD Guidance. OECD steps 1, 2 and 5, which are not specifically related to our due diligence, are described in the Form SD and elsewhere in this report.

Design and Implement a Strategy to Respond to Identified Risks

Quantum has an enterprise risk management plan through which the conflict minerals program is implemented, managed and monitored. Updates regarding the risk assessment with respect to conflict minerals and their usage in the supply chain are provided regularly to senior management.

Quantum suppliers provided the EICC GeSI CMRT with varying results. Green Status Pro, a third party evaluation service was used to identify and evaluate smelter data against the data provided by the Conflict-Free Smelter Program. Many data inconsistencies were identified during this process, and verification efforts with the relevant suppliers are ongoing to resolve the data inconsistencies. We also continue to follow up with suppliers that have not yet responded to our requests for 3TG information. We are advising suppliers that failure to adequately respond to our request for 3TG information may result in loss of approved vendor status. If a supplier is not on our approved vendor list, we will not obtain or accept parts from that supplier. However, to date, we have not terminated any suppliers.

We engage with any of our suppliers whom (based on part type and material) we have reason to believe are supplying us with 3TG. Suppliers providing CMRT information that (based on CFSI data) may support conflict in the Covered Countries, are encouraged to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. The following paragraph is included in Quantum’s Purchase Order Terms and Conditions: “Sellers who manufacture components, parts, or products containing tin, tantalum, tungsten, and/or gold shall define, implement and communicate to sub-suppliers their own Conflict Mineral Policy, outlining their commitment to responsible sourcing and measures for implementation. Sellers shall work with sub-suppliers to ensure traceability of these metals to their country of origin (RCOI). Traceability shall be maintained and recorded for 10 years and provided to Quantum at least once a year, or more frequently if requested by Quantum. Sellers shall ensure that purchased metals originate from smelters validated by Sellers as being conflict mineral free.”

Many of our suppliers were unable to represent to us that 3TG from the entities they listed had actually been included in components they supplied to Quantum. In addition, many processing facilities were not validated as in fact being smelters or refiners. We have therefore elected to present only the smelter and refiner names identified by the CFSI in this report. (Table 1). Of those smelters that have been identified, 78% have been found to be CFSI compliant, or Active. Quantum will continue to encourage suppliers to utilize only compliant smelters.

Participate and support third party audit programs

We do not have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of the due diligence practices of these entities within our supply chain. However, we support audits through our participation in various industry initiatives. Quantum is a member (#2391) of the CFSI and compares supplier smelter data with CFSI smelter lists. Quantum considers smelters and refiners identified by the CFSI as Compliant to be Conflict-Free.

Summary

Quantum still has smelters in its supply chain that have not been identified by the CFSI as audited or in the audit process. We continue to work with our suppliers to only have smelters that are actively progressing toward Conflict Free Smelter Program (CFSP) listing. Following our due diligence process this year, we are unable to reach any definitive conclusions regarding our products. However, we expect that our due diligence efforts will continue to improve and yield more complete information, particularly as more smelters and refiners participate in third party audit process.

Annual Reporting

This report will be posted at http://www.quantum.com, where the document may be found by clicking “About Us” from the home page, selecting “Investor Relations” and then clicking on “Corporate Documents.”

Future Measures

During calendar 2016, we have engaged a third party data collection company to collect current data from all our suppliers and we intend to continue to enhance our supplier communication and training information to improve data accuracy and ongoing supplier updates of sourcing information. We are advising suppliers that failure to adequately respond to our request for 3TG information may result in loss of approved vendor status. If a supplier is not on our approved vendor list, we will not obtain or accept parts from that supplier.

Audit

An independent private sector audit of our Conflict Minerals Report was not required for 2015.

Table 1. Smelters recognized by the CFSI reported in Quantum products.

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Цgussa Цsterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	AngloGold Ashanti Cуrrego do Sнtio Mineraзгo	BRAZIL	CID000058
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Asahi Refining Canada Limited	CANADA	CID000924
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd. (Gold)	CHINA	CID000767
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Doduco	GERMANY	CID000362
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Chugai Mining	JAPAN	CID000264
Gold	Dowa (Gold)	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Japan Mint	JAPAN	CID000823
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Mitsubishi Materials Corporation Gold	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Gold	Caridad	MEXICO	CID000180
Gold	METALЪRGICA MET-MEX PECOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	KGHM Polska Mied? Spy?ka Akcyjna	POLAND	CID002511
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	SEMPSA JoyerНa PlaterΗa SA	SPAIN	CID001585
Gold	Boliden AB	SWEDEN	CID000157
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Cendres + MЙtaux SA	SWITZERLAND	CID000189
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	PX PrЙcinox SA	SWITZERLAND	CID001498
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Materion	UNITED STATES	CID001113
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Minera3Гo Taboca S.A. (Tantalum)	BRAZIL	CID001175
Tantalum	Resind Indъstria e ComЙrcio Ltda	BRAZIL	CID002707
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	H.C. Starck Ltd. (JP)	JAPAN	CID002549
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	H.C. Starck Co., Ltd. (TH)	THAILAND	CID002544
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	H.C. Starck Inc. (US)	UNITED STATES	CID002548
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Cooperativa Metalurgica de Rondфnia Ltda.	BRAZIL	CID000295
Tin	Estanho de Rondфnia S.A.	BRAZIL	CID000448
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Minera3Гo Taboca S.A. (Tin)	BRAZIL	CID001173
Tin	Resind Indъstria e ComЙrcio Ltda	BRAZIL	CID002706
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	White Solder Metalurgia e Minera3Гo Ltda.	BRAZIL	CID002036
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tin	Feinhьtte Halsbrьcke GmbH	GERMANY	CID000466
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Dowa (Tin)	JAPAN	CID000402

Tin	Mitsubishi Materials Corporation Tin	JAPAN	CID001191
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Minsur	PERU	CID001182
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Fenix Metals	POLAND	CID000468
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Thaisarco	THAILAND	CID001898
Tin	Alpha	UNITED STATES	CID000292
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	An Thai Minerals Company Limited	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tungsten	Wolfram Bergbau und Hьtten AG	AUSTRIA	CID002044
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Hunan Chenzhou Mining Co., Ltd. (Tungsten)	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	H.C. Starck GmbH	GERMANY	CID002541

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

Table 2. Country of origin data identified through the CFSI as being associated with smelters in Quantum’s supply chain. It is likely that we used conflict minerals from many of the following sources as well as some that have not yet been identified. In many cases Quantum received “Company Level” reporting templates that may include smelters that are not used in Quantum products. When checking smelters that may be in Quantum’s supply chain with the CFSI compliant smelter sourcing information, the following countries of origin were identified including countries not identified as conflict regions, countries that may have smuggling activity, countries adjoining the DRC and countries that are part of the DRC.

Angola	Germany	Republic of Congo
Argentina	Guyana	Russia
Australia	Hungary	Rwanda
Austria	India	Sierra Leone
Belgium	Indonesia	Singapore
Bolivia	Ireland	Slovakia
Brazil	Israel	South Africa
Burundi	Japan	South Korea
Cambodia	Kazakhstan	South Sudan
Canada	Kenya	Spain
Central African Republic	Laos	Suriname
Chile	Luxembourg	Switzerland
China	Madagascar	Taiwan
Colombia	Malaysia	Tanzania
Côte D'Ivoire	Mongolia	Thailand
Czech Republic	Mozambique	Uganda
Djibouti	Myanmar	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru	Zimbabwe
France	Portugal